
                                  EXHIBIT 11

                            Berg Electronics Corp.

                 COMPUTATION OF NET EARNINGS (LOSS) PER SHARE



Primary Earnings (Loss) per Share:
---------------------------------

                          Three Months Ended          Nine Months Ended
                             September 30,              September 30,
                      --------------------------  ---------------------------
                          1995          1996         1995          1996
                      ------------  ------------  ------------  -------------
Net income (loss)
  applicable to
  common shares...... $  (692,000)  $  6,560,000  $(1,615,000)  $(26,272,000)
                      ============  ============  ============  =============
Average number of
  common shares
  outstanding........  12,988,771     20,475,991   12,988,771     18,825,164
Assumed exercise of
  options (treasury
  stock method)......          --        278,575           --             --
                      ------------  ------------  ------------  -------------
Shares for primary
  computation........  12,988,771     20,754,566   12,988,771     18,825,164
                      ============  ============  ============  =============
Net earnings (loss)
  per share.......... $     (0.05)  $       0.32  $     (0.12)  $      (1.40)
                      ============  ============  ============  =============





Fully Diluted Earnings (Loss) per Share:
---------------------------------------

                          Three Months Ended          Nine Months Ended
                             September 30,              September 30,
                      --------------------------  ---------------------------
                          1995          1996         1995          1996
                      ------------  ------------  ------------  -------------

Net income (loss)
  applicable to
  common shares...... $  (692,000)  $  6,560,000  $(1,615,000)  $(26,272,000)
                      ============  ============  ============  =============
Average number of
  common shares
  outstanding........  12,988,771     20,475,991   12,988,771     18,825,164
Assumed exercise of
  options (treasury
  stock method)......          --        291,575           --             --
                      ------------  ------------  ------------  -------------
Shares for fully
  diluted
  computation........  12,988,771     20,767,566   12,988,771     18,825,164
                      ============  ============  ============  =============
Net earnings (loss)
  per share.......... $     (0.05)  $       0.32  $     (0.12)  $      (1.40)
                      ============  ============  ============  =============